Exhibit 5.1

[LETTERHEAD OF JONES DAY]

March 7, 2012

Eastman Chemical Company

200 South Wilcox Drive

Kingsport, Tennessee 37662

Re:	Registration Statement on Form S-4 of Eastman Chemical Company

Ladies and Gentlemen:

We have acted as counsel for Eastman Chemical Company, a Delaware corporation (the “Company”), in connection with the proposed issuance by the Company of (1) up to 126,942,829 shares (the “Merger Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to the Agreement and Plan of Merger, dated as of January 26, 2012 (the “Merger Agreement”), by and among the Company, Solutia Inc., a Delaware corporation (“Solutia”), and Eagle Merger Sub Corporation, a Delaware corporation and an indirect wholly owned subsidiary of the Company (“Merger Sub”), which provides for the merger of Merger Sub with and into Solutia, with Solutia as the surviving corporation and an indirect wholly owned subsidiary of the Company (the “Merger”), and (2) up to 4,481,250 shares of Common Stock (the “Warrant Shares” and, together with the Merger Shares, the “Shares”) issuable upon the exercise of the warrants to be assumed pursuant to the Merger Agreement (the “Warrants”). The Warrants were issued pursuant to the Warrant Agreement, dated as of February 28, 2008 (as it may be amended from time to time, the “Warrant Agreement”), between Solutia and American Stock Transfer and Trust Company, as warrant agent (the “Warrant Agent”). The Shares are included in a registration statement on Form S-4 under the Securities Act of 1933 (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on March 7, 2012 (as the same may be amended from time to time, the “Registration Statement”), to which this opinion is an exhibit.

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.	The Merger Shares have been authorized by all necessary corporate action of the Company and, when issued pursuant to the terms of the Merger Agreement, as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

2.	The Warrant Shares have been authorized by all necessary corporate action of the Company and, when issued upon exercise of the Warrants pursuant to the terms of the Warrants and the Warrant Agreement, as contemplated by the Registration Statement, and upon payment of the exercise price by the holders thereof, will be validly issued, fully paid and nonassessable.

The opinions set forth above are subject to the following limitations, qualifications and assumptions:

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of the Shares), and (ii) the resolutions authorizing the Company to issue, offer and sell the Shares will remain in full force and effect at all times at which the Shares are offered or sold by the Company.

As to facts material to the opinion and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

The opinion expressed herein is limited to the DGCL as currently in effect, and we express no opinion as to the effect of any other law of the State of Delaware or the laws of any other jurisdiction.

Eastman Chemical Company

March 7, 2012

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the proxy statement/prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day